Exhibit 10.2

STOCK REDEMPTION AGREEMENT

STOCK REDEMPTION AGREEMENT made this 5th day of October, 2011, by and among BidFish.Com, Inc., a Nevada corporation (the “Company”) and Juan Carlos Espinosa, the majority shareholder of the Company listed (“Seller”).  In consideration of the mutual covenants and undertakings contained herein, the parties hereto agree as follows:

1. Definitions:

“Closing” - The execution and delivery of all agreements, instruments and funds required by this Agreement, as described in Section 5.

“Closing Date” - The date on which the Closing is completed.

“Purchase Price” - The price to be paid by the Company for the Purchased Stock.

“Purchased Stock” –24,753,333 shares of the issued and outstanding common stock of the Company, owned by Seller, after giving effect to a one-for-six reverse split of the common stock pursuant to a Certificate of Decrease in Authorized/Issued Shares (the “Reverse Split”) to be filed with the Nevada Secretary of State upon receiving the approval of the Reverse Split by FINRA .

2. Purchase of Stock.  At the Closing, Seller shall, on the terms and subject to the conditions set forth herein, sell and transfer to the Company, and the Company shall purchase for the consideration set forth below, the Purchased Stock.  The Purchased Stock shall be free and clear of any lien, claim, charge or encumbrance of any kind.

3. Purchase Price.  The Purchase Price of the Stock shall be the sum of $1,000.00.  Such Purchase Price shall be payable in cash upon execution hereof.

4. Representations and Warranties of Seller.  Seller represents and warrants to the Company that:

4.1 Seller has full power and authority to enter into and perform this Agreement.

4.2 Seller acknowledges that the Company has delivered to such Seller a copy of its most recent financial statements.  Seller represents to the Company that it is aware of the financial condition of the Company, and that he has had an opportunity to consult with financial advisors concerning the advisability of selling the Purchased Stock at this time.  Seller is not under any compulsion or undue influence from the Company, or any shareholder, officer or director of the Company to sell his shares to the Company.  Seller acknowledges that the Company has made available any other information about the Company that Seller deems necessary to reach a decision whether to sell shares of the Company hereby.

4.3 The Purchased Shares are free and clear of any lien, claim, charge or encumbrance.  Such shares are fully paid and non-assessable.

5. Closing.  The Closing shall occur at the offices of the Transfer Agent of the Company in Frisco, Texas, as soon as practicable following receipt of FINRA approval.  At the Closing, the parties shall exchange all funds, approvals, documents and instruments required or contemplated by this Agreement.

6. Further Agreements.  In addition to the agreements and covenants set forth elsewhere herein, the parties hereto agree as follows:

6.1 Seller will be responsible for all of its fees and expenses incurred in connection with this Agreement.  Each of the parties hereto represents and warrants that it has not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees in connection with the purchase and sale provided for herein, and each agrees to hold the other harmless from and against any such liability arising out of contracts, express or implied, which may be asserted against the non-contracting parties.

6.2 Seller and the Company each agree to indemnify and hold the other harmless from and against all liability, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and costs of litigation, which a party may sustain by reason of the breach of any representation or covenant herein set forth by the other party.

6.3           Seller and the Company shall jointly make all filings with the Securities and Exchange Commission required by the transactions hereby.

7. Miscellaneous Provisions.

7.1 Each of the parties hereto hereby agrees that after the Closing Date, it will from time to time, upon the reasonable request of the other party hereto, take such further action as the other may reasonably request to carry out the transfer and sale contemplated by this Agreement.

7.2 This Agreement may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

7.3 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, successors and assigns.

7.4 This Agreement and the attached exhibits contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may not be amended without the written consent of the parties hereto.

7.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

7.6 The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BIDFISH.COM, INC.

By: /s/ Juan Carlos Espinosa
Juan Carlos Espinosa, President

SELLER:

/s/ Juan Carlos Espinosa
Juan Carlos Espinosa